                             ALICO, INC.
                         Post Office Box 338
                       La Belle, Florida  33975
                       ________________________
               Notice of Annual Meeting of Stockholders
                      to be held December 9, 1999
                       ________________________


                                                   November 15, 1999


To the Stockholders of ALICO, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ALICO, INC., a Florida corporation (the "Company"), will be held at the Holiday Inn Select, 13051 Bell Tower Drive, Fort Myers, Florida, at Ten O'Clock A.M., on Thursday, December 9, 1999, for the following purposes:

    1. To elect eight Directors to serve until the next Annual Meeting of Stockholders or until their respective successors have been elected and qualified.

    2. To transact such other business as may properly come before the meeting or any and all adjournments thereof.

Only stockholders of record on the Company's books at the close of business on October 18, 1999 will be entitled to notice of, and to vote at, said meeting and any and all adjournments thereof.

IF YOU ARE UNABLE TO ATTEND THE MEETING IN PERSON BUT WISH YOUR SHARES TO BE VOTED UPON THE MATTERS TO COME BEFORE IT, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY CARD AND MAIL IT IN THE ENCLOSED ENVELOPE. POSTAGE IS NOT REQUIRED IF MAILED IN THE UNITED STATES.

A copy of the Company's Fortieth Annual Report to Stockholders, dated November 15, 1999, is enclosed herewith.

                                             By Order of the Board of Directors


                                                     Billie Jo Gaskins
                                                         Secretary

                                     ALICO, INC.
                                 Post Office Box 338
                               La Belle, Florida  33975

                                   PROXY STATEMENT

                                     SOLICITATION

                                                          November 15, 1999
                                                          La Belle, Florida

The Board of Directors of ALICO, INC. (the "Company") hereby solicits proxies to be used at the Annual Meeting of Stockholders of the Company to be held on December 9, 1999, and at any and all adjournments thereof, and this proxy statement is furnished in connection therewith. Every proxy may be revoked at any time prior to the exercise thereof by any stockholder giving such proxy, by giving written notice of revocation to the secretary of the Company at or before the annual meeting by duly executing a subsequent proxy relating to the same shares or by attending the annual meeting. In addition to the use of the mails, directors, officers and regular employees of the Company may, without additional compensation, solicit proxies in person or by telephone, mail or telegraph. All costs of solicitation will be borne by the Company. Brokerage houses, bankers and others holding stock in their names or names of nominees or otherwise will be reimbursed for reasonable out-of-pocket expenses incurred by them in sending proxies and proxy material to the beneficial owners of such stock.

It is anticipated that this proxy statement and accompanying notice, form of proxy card and the Company's Annual Report will be first sent to the stockholders of the Company on or about November 15, 1999.

                                 VOTING SECURITIES

The Company has only one class of voting securities outstanding, its Common Stock, $1 par value per share of which 7,027,827 were outstanding as of October 18, 1999. Each share entitles the holder thereof to one vote. Only stockholders of record at the close of business on October 18, 1999 will be entitled to vote at the meeting or at any and all adjournment thereof.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AS OF OCTOBER 18, 1999:

(a)  Beneficial Ownership of more that 5 percent of Voting Securities:
     _________________________________________________________________

The following table sets forth certain information as of october 18, 1999, relating to the beneficial ownership of shares of Common Stock of the Company by any person known to the Company to be the beneficial owner of more than five percent (5%) of the Common Stock of the Company. To the best knowledge of the Company, there are no other persons who own beneficially more than five percent (5%) of the Company's Common Stock.


NAME AND ADDRESS OF            AMOUNT AND NATURE OF           PERCENT OF
 BENEFICIAL OWNERS             BENEFICIAL OWNERSHIP             CLASS
___________________            ____________________           __________
Ben Hill Griffin, III               3,536,577(1)                50.32
Post Office Box 127
Frostproof, FL  33843

Dimensional Fund Advisors, Inc.       374,700                    5.33
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

__________________

(1)  Includes 3,493,777 shares held through Ben Hill Griffin Investments, Inc.
     (5851 West Charleston Blvd., Suite 1000, Las Vegas, NV 89102), a wholly owned subsidiary of Ben Hill Griffin, Inc., of which Mr. Griffin, III may be considered to be the indirect beneficial owner by virtue of his power to direct the voting and disposition of such shares of the Company's
     Common Stock.

(b)  Security Ownership of Management:
     ________________________________


    NAME OF                    AMOUNT AND NATURE OF                 PERCENT OF
BENEFICIAL OWNER               BENEFICIAL OWNERSHIP                   CLASS
________________               ____________________                __________
All Directors and                  3,558,947  (1)                      50.64
Executive Officers
as a group (8 persons)

___________________________________

(1)  Includes 3,493,777 shares held through Ben Hill Griffin Investments, Inc.
     (5851 West Charleston Blvd., Suite 1000, Las Vegas, NV 89102), a wholly owned subsidiary of Ben Hill Griffin, Inc., of which Mr. Griffin, III may be considered to be the indirect beneficial owner by virtue of his power to direct the voting and disposition of such shares of the Company's
     Common Stock.

               SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company's knowledge, all statements of beneficial ownership required to be filed with the Securities and Exchange Commission in fiscal 1999 were timely filed.

                         NOMINEES FOR ELECTION AS DIRECTORS

At the Annual Meeting eight Directors will be elected to hold office for the ensuing year or until their respective succesors are duly elected and qualified. Unless authority is withheld on the attached form of proxy card, such proxy will be voted FOR the election of the nominees set forth below to serve as such Directors. All nominees are currently members of the Board of Directors and have consented to being named in this proxy statement and have notified management that they will serve, if elected. If any of the nominees should be unable to serve as a Director, the persons designated as proxies reserve full discretion to cast their votes for another person in his place. A plurality of the votes received will elect each director.

The Board of Directors recommends that the stockholders vote FOR the proposal to elect the eight nominees listed below as Directors of the Company.

The information set forth below as to age, shareholdings, and business experience for the past five years, including principal occupation or employment (other than with the Company), has been furnished by each nominee.

                                                    Shares of Company
                                                      Common Stock
                              Position with Company,  Beneficially
                                  if any, and          Owned as of    Percent
Nominee                Age    Principal Occupation    Oct. 18, 1999   of Class
_______                ___    ____________________    _____________   ________

Ben Hill Griffin, III   57    Chairman of the Board    3,536,577(1)    50.3225
Frostproof, Florida (2)       and Chief Executive
                              Officer;
                              Director since 1973.

                              Chairman, President and
                              Chief Executive Officer
                              of Ben Hill Griffin, Inc.
                              (citrus production and
                              packing, fertilizer
                              manufacturing and ranching
                              company).

Richard C. Ackert       57    Director since 1998.           300         .0043
Fort Myers, Florida
                              President and Chief Executive
                              Officer of SouthTrust Bank,
                              N.A./Southwest FL (since 1994).

William L. Barton       60    Director since 1998.        10,400         .1480
Naples, Florida
                              Vice President, Alliance
                              Financial Group of Southwest
                              Florida, Inc. (since January
                              1998).
                              Wilson, Miller, Barton & Peek,
                              Inc. (an engineering/planning
                              firm), February 1969 to January
                              1998.  Retired as Chairman and
                              CEO, December 31, 1997.
                              Director & Vice Chairman, Village
                              Banc of Naples, Inc.
                              Director & President, Mitigation
                              Land Partners, Inc.

                                                   Shares of Company
                                                      Common Stock
                            Position with Company    Beneficially
                                 if any, and          Owned, as of     Percent
Nominee                Age   Principal Occupation     Oct. 18, 1999    of Class
_______                ___   ____________________     _____________    ________

Walker E. Blount, Jr.   79   Director since 1973.          2,000         .0285
Bartow, Florida
                             Business Advisor to Wright,
                             Walker & Company, P.A.
                             (since 1987).
                             Vice President & Director,
                             Citrus & Chemical
                             Bancorporation, Inc.
                             Director, Citrus & Chemical
                             Bank.

Ben Hill Griffin, IV    31   Director since 1994.          3,800          .0541
Frostproof, Florida (2)
                             Vice President, Ben Hill
                             Griffin, Inc. (since 8/25/94).
                             Fresh Fruit Division Manager,
                             Ben Hill Griffin, Inc.
                             (8/92 to 8/94).

K. E. Hartsaw           73   Director since 1991.          1,000          .0142
Orlando, Florida
                             Retired Partner of KPMG LLP.
                             Partner through 6/30/86.
                             Consultant with KPMG LLP
                             (7/1/86 through 6/30/91).

W. Bernard Lester       60   President and Chief           4,820          .0686
La Belle, Florida            Operating Officer;
                             Director since 1987.

Thomas E. Oakley        57   Director since 1992.             50          .0007
Winter Haven, Florida
                             President, Oakley Transport,
                             Inc. (international food
                             transportation company).

___________________

(1)  Includes 3,493,777 shares held through Ben Hill Griffin Investments, Inc.
     (5851 West Charleston Blvd., Suite 1000, Las Vegas, NV 89102), a wholly owned subsidiary of Ben Hill Griffin, Inc., of which Mr. Griffin, III may be considered to be the indirect beneficial owner by virtue of his power to direct the voting and disposition of such shares of the Company's Common
     Stock.
(2) Mr. Griffin, III is father of Mr. Griffin, IV. No other nominees are related.



                    DIRECTORS' COMPENSATION, COMMITTEES OF THE
                      BOARD OF DIRECTORS AND CERTAIN MEETINGS

The Company's Board of Directors held 13 meetings in fiscal 1999. Each member of the Board of Directors, including employees of the Company, received $1,000 for each Board meeting attended. During the year ended August 31, 1999, no director attended fewer that 75% of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings of all the Committees of the Board on which he served.

The Company has an Executive Committee, an Audit Committee, and a Compensation Committee; it does not have a Nominating Committee.

The Executive Committee, which exercises, to the extent permitted by Florida law, all the powers of the Board of Directors during intervals between Board meetings, consists of Ben Hill Griffin, III, W. Bernard Lester, and Ben Hill Griffin, IV. The Executive Committee met 13 times during fiscal 1999. No compensation is paid for executive committee meetings.

The Audit Committee, which is composed of K. E. Hartsaw, Richard C. Ackert, William L. Barton, Walker E. Blount, Jr., and Thomas E. Oakley, met once during the fiscal year. The principal functions of the Audit Committee are to recommend to the Board of Directors the engagement of the Company's independent public accountants, to review with such accountants the plan for and results of their examination of the financial statements of the Company, to determine the independence of such accountants, and to review the adequacy of the system of internal accounting controls, procedures and practices. Each outside director received $1,000 for the meeting of the committee.

The Compensation Committee reviews the compensation of the executive officers of the Company and makes recommendations to the Board of Directors regarding such compensation. This year the Compensation Committee also assisted in implementing the Alico, Inc. Incentive Equity Plan, approved by Alico stockholders at their annual meeting on December 1, 1998. The Compensation Committee met three times during the fiscal year 1999. The members of the Compensation Committee were Walker E. Blount, Jr., Richard C. Ackert, William L. Barton, K. E. Hartsaw and Thomas E. Oakley. Outside directors were paid $1,000 for the committee meetings.

COMPENSATION COMMITTEE REPORT

The Company's general compensation philosophy aims to provide base compensation comparable with similar Florida businesses, allowing the Company to attract and retain qualified employees. In addition, the Company provides incentive compensation through a bonus program which is dependent on the individual's performance and which will also vary with the Company's performance. Accordingly, while the executive compensation program provides an overall level of compensation that is competitive within the Florida agribusiness industry, actual compensation levels in any given year may be greater or less than average competitive levels in comparable companies, depending on the Company's overall performance for such year and on the specific individual's performance or contribution to the Company. As additional incentive compensation, the Company adopted the 1998 Incentive Equity Plan, pursuant to which employees of the Company may be selected by the Board, in the Board's sole discretion, to receive stock options, restricted stock awards, or stock appreciation rights.

The Compensation Committee, comprised of all the independent directors on the Company's Board of Directors, reviews executive compensation and determines compensation levels which it then recommends to the Board of Directors. In determining the base compensation and any bonuses to be awarded to its executives, the Compensation Committee uses no set formular but rather evaluates a series of factors, including but not limited to (i) industry performance for such year, (ii) the Company's performance as compared to others in the industry that year, (iii) the Company's performance for such year as compared to the Company's performance with the previous year, and (iv) the individual's performance or contributions for such year as compared with such individual's performance or contributions the previous year, if applicable. In addition, the Compensation Committee will, in its discretion, evaluate other external and internal factors affective performance, including individual circumstances.

The Chief Executive Officer's compensation is established using the same criteria as set forth above generally for executive compensation. For fiscal 1999, Mr. Ben Hill Griffin, III's base salary was comparable to that of the previous year, with a bonus award reflecting the Company's performance vis a vis comparable businesses and Mr. Griffin's contribution to such performance. In addition to his base salary and bonus pursuant to the terms of the Company's 1998 Incentive Equity Plan, Mr. Griffin received a grant of options to purchase 5,500 shares of the Comnpany's common stock, the exercise price of which was based on the market price of the Company's common stock on the date of grant. Other Company employees also received stock options as part of their compensation during 1999.

Certain non-performance-based compensation to executives of public companies in excess of $1,000,000 is not deductible for tax purposes. It is the reponsibility of the Compensation Committee to determine whether any actions with respect to this compensation limit should be taken by the Company. During fiscal year 1999 no executive officers of the Company received any compensation in excess of this limit nor is it anticipated that any executive officer will receive any such compensation during fiscal year 2000. Therefore, the Compensation Committee has not taken any action to date to comply with this limit.

                                                     Members:
                                                          Walker E. Blount, Jr.
                                                          Richard C. Ackert
                                                          William L. Barton
                                                          K. E. Hartsaw
                                                          Thomas E. Oakley

                                 EXECUTIVE COMPENSATION

The following table sets forth all cash compensation paid or to be paid by the Company to the executive officers of the Company, identifying those whose cash compensation exceeded $100,000:

                               SUMMARY COMPENSATION TABLE
                               __________________________

                                                        Securities
                                                        Underlying   All Other
Name and Principal          Annual Compensation          Options/    Compensa-
    Position             Year   Salary(a)   Bonus(b)    SARs(c)(#)    tion (d)
__________________       ____   ________    ________    __________    ________
BEN HILL GRIFFIN, III    1999   $229,000    $116,000       5,500      $ 54,002
Chairman and Chief       1998    169,000     185,000         -          45,703
Executive Officer        1997    156,000     125,000         -          48,240

W. BERNARD LESTER        1999   $216,000    $100,000       5,500      $ 65,067
President and Chief      1998    157,000     170,000         -          57,090
Operating Officer        1997    146,000     100,000         -          58,246

All Executive Officers   1999   $505,500    $231,200      13,350      $137,937
as a group (d)           1998    382,300     371,425         -         122,813
                         1997    356,800     236,900         -         123,827
_______________

(a)	Represents total cash compensation earned.
(b) Represents compensation for discretionary cash bonuses which are based on individual and company performance.
(c) Stock options were granted, for the first time, during fiscal 1999, under the Company's Incentive Equity Plan.
(d) Represents Company contributions to the Employees' Profit Sharing Plan, a nonqualified defined benefit retirement plan and Directors' Fees for Messrs.
    Griffin, III and Lester (1999 - $13,000 each; 1998 - $14,000 and $13,000, respectively; 1997 - $12,000 each).


The following table sets forth stock options granted during fiscal 1999 to each of the Company's executive officers named in the Summary Compensation Table and stock options granted to all employees as a group. The table also sets forth the hypothetical gains that would exist for the options at the end of their ten-year terms for the executive officers named in the Summary Compensation Table and for all employees as a group (assuming their options had ten-year terms) at assumed compound rates of stock appreciation of 5% and 10%. The actual future value of the options will depend on the market value of the Company's Common Stock. All option exercise prices are based on market price on the date of grant.

                   Option/SAR Grants In Last Fiscal Year

                              Individual Grants(a)
               _____________________________________________

                                 Percent
				                             of Total                 Potential Realizable
                      Number of  Options/                   Value at Assumed
                      Securities   SARs                      Annual Rates of
                      Underlying Granted                       Stock Price
                       Options/    To     Exercise             Appreciation
                         SARs   Employees  or Base            For Option Term(b)
               Date of  Granted in Fiscal  Price   Expira-  ___________________
    Name        Grant     (#)      Year   ($/Sh)  tion Date   5% ($)   10% ($)
    ____       _______  _______  _______  ______  ________  ________  _________
Ben Hill
  Griffin, III  4/6/99   5,500   21.48%   $14.62   8/31/09   $50,570   $128,149

W. Bernard
  Lester        4/6/99   5,500   21.48%    14.62   8/31/09   $50,570   $128,149

All Employees as
  a Group        (c)    25,600  100.00%     (c)      (c)     $253,379  $596,477
                                                                (d)       (d)
____________________

(a) Options granted under the Incentive Equity Plan (the "Plan") to the
    Company's executive officers named in the Summary Compensation Table, are first exercisable on August 31, 2000. The Company did not issue stock appreciation rights during fiscal 1999 to any of the executive officers named in the Summary Compensation Table.
(b) These amounts, based on assumed appreciation rates of 0% and the 5% and 10% rates presented by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company's stock price.
(c) Options granted under the Plan during fiscal 1999 were all granted on April
    6, 1999, become exercisable on August 31, 2000, and have a contractual life of ten years. The exercise price of all options granted to employees during fiscal 1999 is $14.62, based on the closing price, as listed by NASDAQ, on 4/6/99.
(d) No gain to the optionees is possible without an increase in stock price, which will benefit all stockholders.

COMMON STOCK PERFORMANCE

The following graph compares the value of $100 invested on September 1, 1994 in the Company's common stock, the S&P 500 and a Company-constructed peer group. The S&P 500 index represents a broad equity index and the peer group index consists of four companies, all of which are agribusiness concerns, two of which are based in Florida: Alexander & Baldwin Inc., Consolidated Tomoka Land Co., Orange-co Inc. and Tejon Ranch Co. The total return includes the re-investment of dividends. There can be no assurance that the Company's stock performance will continue in the future with the same or similar trends depicted in the graph below:

                                                              Peer
         Year            Alico, Inc.          S&P 500         Group
         ____            ___________          _______         _____
         1994               100.00             100.00         100.00
         1995               105.12             121.45          97.61
         1996               123.60             144.19         112.55
         1997               143.99             202.81         139.64
         1998               108.36             219.22         110.47
         1999               102.82             306.52         129.04

___________________

(1)	Total return calculations for the S&P 500 Index were performed by
    Standard & Poor's Compustat Services, Inc.
(2)	Total return calculations for the peer group index (consisting of four companies) were performed by Standard and Poor's Compustat Services, Inc.




CONTINGENT COMPENSATION

1998 Incentive Equity Plan
__________________________

The Company maintains an incentive equity plan (the "Incentive Equity Plan") pursuant to which Board members and employees selected by the Board of Directors may receive options to purchase Company common stock, awards of restricted stock, and stock appreciation rights (SARs). The purpose of the plan is to advance the interests of the Company and its stockholders by offering participants an opportunity to acquire or increase their proprietary interests in the Company, and thereby receiving additional incentives to achieve the Company's objectives. No stock options, SARs or restricted stock may be granted under the plan on or after the tenth anniversary of the plan's effective date. The Incentive Equity Plan is administered by the Board of Directors.

Pension and Profit Sharing
__________________________

The Company operates a Profit Sharing Plan under Section 401(k) of the Internal Revenue Code (the "Plan"). Under this Plan a regular employee of the Company becomes eligible to participate upon employment provided he or she continues such employment through the following August 31. Vesting of the Plan begins after three (3) years of service with the Company at which time an employee becomes 20% vested. Vesting increases by 20% with each additional year of service. Employees become fully vested upon completion of seven (7) years service.

The Plan is fully funded by contributions by the Company, except for such contributions of employees electing to take advantage of the salary reduction feature (Section 401(k) Internal Revenue Code). Contributions by the Company are determined by its Board of Directors from time to time with allocations to employee accounts based on each participant's salary. The Plan also includes a voluntary employee contribution provision pursuant to Section 401(k) of the Internal Revenue Code which allows employees to contribute up to 20% of their salary, or a maximum of $10,000. All 401(k) accounts are 100% vested.

Employees will be deemed 100% vested and receive full benefits from the Plan, regardless of their standing on vesting schedules, upon retirement on or after age 65, death or permanent disability. Benefits commence within 60 days after request following one of the qualifying events, referred to above, and can be taken as periodic payments or in a lump sum. For the year ended August 31, 1999, the Company contributed a total of $269,175.64 to the Profit Sharing Plan.

Additional Plan
_______________

The Company has a nonqualified defined benefit retirement plan, which covers officers of the Company, as well as certain management and key personnel (the "Nonqualified Plan"). The Nonqualified Plan is being funded by the purchase of insurance contracts and is designed to provide a set monthly benefit after the participant reaches age 65. The participants are required to pay a portion of the cost of the Nonqualified Plan and the Company pays the remaining amount. The expense and monthly benefit amount are based on the participant's annual salary and age at the date of entry into the Nonqualified Plan.

Pension expense for the additional retirement benefits was approximately $213,000, $345,000 and $217,000 for the years ended August 31, 1999, 1998 and
1997, respectively.

                    INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

Effective November 2, 1983, the Company entered into a continuing marketing contract covering the majority of its citrus crop with Ben Hill Griffin, Inc., a company which is controlled by Ben Hill Griffin, III, the Company's Chairman of the Board and Chief Executive Officer. This contract provides for modifications to meet changing conditions and cancellation by either party by giving notice prior to August first preceding the next fruit season. Modifications to the terms of the contract are made upon the mutual agreement of both parties and can relate to numerous provisions of the contract including the quantity of fruit to be delivered and service fees to be collected by Ben Hill Griffin, Inc. Such modifications may be necessary depending on factors such as weather and general market conditions. During the year ended August 31, 1999 approximately 89 percent of the Company's crop was marketed under this contract. Under the terms of this contract, the Company's fruit is harvested, packed and/or otherwise processed and sold along with fruit from other growers, including Ben Hill Griffin, Inc., and the proceeds distributed on a pro rata basis as sales of the finished product are made by the buyer. The Company bears the costs of harvesting. The co-mingling of fruit with other growers permits Alico to participate in the negotiation of higher prices from buyers that would not likely be available if price negotiations were limited only to Alico's fruit. The marketing contract also permits Alico's fruit to be sold in either fresh or processed form, in whichever market will provide the highest return. Historically, this contract has provided highly competitive returns. Ben Hill Griffin, Inc. receives a handling fee and a marketing fee out of the sales proceeds. The assistance provided for by the contract is considerable and reduces the number of staff which the Company would otherwise have to employ. Additionally, the Company may receive advances on sales which are then deducted from its share of the distributed proceeds. Substantially all of the 1999-2000 citrus crop will be marketed under the terms of this contract; also, Ben Hill Griffin, Inc. provides harvesting services for citrus sold to unrelated processors. The total amount paid to Ben Hill Griffin, Inc., under the terms of the marketing contract, for harvesting and other costs was $6,127,603 during the year ended August 31, 1999. In addition, Griffin was paid $791,932 for harvesting citrus sold to an unrelated processor. These charges are comparable to similar services available in the industry.

The Company purchased from Ben Hill Griffin, Inc., on a competitive bid basis, fertilizer, spray, herbicides and other miscellaneous supplies at a total cost of $6,019,927 during the year.

                      INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The firm of KPMG LLP, Certified Public Accountants, 111 North Orange Avenue, Suite 1600, Orlando, Florida 32801, has served as the Company's independent certified public accountants since January 1, 1984. In addition to performing the year-end audit of the financial statements, the independent public accountant: (1) performs a limited review of the quarterly financial state-ments, reviews the financial information included in the annual report to shareholders and the Forms 10-Q and 10-K filed with the Securities and Exchange Commission; and (2) prepares the federal and state income tax returns. All services performed by the independent accountants are approved by the Audit Committee of the Board of Directors prior to performance.

Representatives of KPMG LLP are expected to be present at the Annual Meeting of Stockholders and will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders. Upon the Audit Committee's recommendation, the Board of Directors reaffirmed continuation of KPMG LLP as auditors.


                                SHAREHOLDERS' PROPOSALS

Shareholders' proposals intended to be presented at the next annual meeting should be sent by certified mail, return receipt requested, and must be received by the Company at its principal executive offices (Attention: Corporate Secretary) by July 21, 2000 for inclusion in the proxy statement and the form of proxy for that meeting. Such proposals may be made only by persons who are shareholders, beneficially or of record, on the date the proposals are submitted and who continue in such capacity through the 2000 annual meeting date, of at least 1% or $1,000 in market value of securities entitled to be voted at the meeting, and have held such securities for at least one year.


                                     OTHER BUSINESS

The Board of Directors is aware of no other matter that will be presented for action at the meeting. If any other matter requiring a vote of the shareholders properly comes before the meeting, the persons authorized under management proxies will vote and act according to their best judgment.


                                              By Order of the Board of Directors


                                                       Billie Jo Gaskins
                                                           Secretary
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                                      FORM 10-K

A copy of the 1999 Annual Report on Form 10-K for the fiscal year ended August 31, 1999, as filed with the Securities and Exchange Commission, may be obtained upon request and without charge, by writing:

                                      Alico, Inc.
                                  Post Office Box 338
                                La Belle, Florida  33975



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                                  ALICO, INC.
                                 P. O. Box 338
                            La Belle, Florida 33975

                                     PROXY

       THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

The undersigned stockholder(s) of Alico, Inc., a Florida corporation (the "Company"), hereby appoints BEN HILL GRIFFIN, III and W. BERNARD LESTER or either of them, the proxy or proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of the Company held of record by the undersigned on October 18, 1999, at the Annual Meeting of Stockholders of the Company to be held on Thursday, December 9, 1999, and at any and all adjournments thereof, with all powers the undersigned would possess if personally present.

1. ELECTION OF DIRECTORS:

   (   )  FOR electing all nominees listed below
          (except as marked to the contrary)

   (   )  WITHHOLD AUTHORITY to vote for all
          nominees listed below

   (INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name on the list below.)

   Nominees: Richard C. Ackert, William L. Barton, Walker E. Blount, Jr., Ben Hill Griffin, III, Ben Hill Griffin, IV, K. E. Hartsaw, W. Bernard Lester, Thomas E. Oakley.

2. In their discretion, the proxy or proxies are authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.

THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.


                                Dated _______________________________, 1999


                                ___________________________________________
                                Signature of Stockholder


                                 ___________________________________________
                                 Signature of Stockholder (if held jointly)
                                 (Executors, Administrators, Trustees,
                                 Guardians, etc. will so indicate when
                                 signing.)

PLEASE MARK, DATE, SIGN AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. YOUR PROMPT ATTENTION WILL BE APPRECIATED. NO POSTAGE IS NEEDED IF MAILED WITHIN THE UNITED STATES.


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